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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 12, 2004


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                         2-22791                              15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                        (IRS Employer
of incorporation)               File Number)                 Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6568





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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

PENSION PLAN TERMINATION
The Company's Board of Directors recently adopted a resolution to terminate the Company's defined benefit pension plan ("Pension Plan"), effective May 31, 2004, as well as to make certain modifications to the Plan, as described in the proposed amended Chapter 11 Plan and Disclosure Statement previously filed by the Company with the U.S. Bankruptcy Court and the Securities and Exchange
Commission. The modifications to the Pension Plan will add additional benefits that will become effective only if the modifications are approved by the Internal Revenue Service ("IRS"), the Company's Chapter 11 plan is approved, and there are sufficient assets in the Pension Plan to pay the additional benefits. The Company notified its employees on March 12, 2004 of the pending termination and filed an application for determination for a terminating plan with the IRS on March 22, 2004. The impact of the termination on Pension Plan participants is outlined in a letter to participants, which is attached hereto as an exhibit.

As a result of termination of the pension plan, the Company will accelerate its recognition of unrecognized net actuarial losses with respect to the pension plan. As of June 30, 2003, the recognized net pension asset approximated $180 million, while the unrecognized net actuarial losses approximated $125 million. In addition, excise taxes on any remaining assets of the plan will be payable upon the final dissolution of the plan, and these excise taxes could be significant.






CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway's amended chapter 11 Plan and Disclosure Statement and this Form 8-K may contain projections or other forward-looking statements regarding future events, the future financial performance of the Company, or the estimated recoveries related to certain claims against the Company. Agway wishes to caution you that these statements are only estimates and that actual events or results may differ materially as a result of known and unknown risks and uncertainties, including, but not limited to: the outcome of the Company's chapter 11 process; risks inherent in the Company's chapter 11 process, such as non-confirmation of the Plan or non-occurrence or delayed occurrence of the Plan's effective date; the uncertain outcome of current and potential litigation; the uncertain outcomes of disputed claims; potential environmental liabilities; and the uncertain timing, costs and recovery values involved in the Company's efforts to recover accounts receivable and to liquidate the remaining assets.


Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any chapter 11 plan ultimately confirmed, can affect the value of the Company's various claims. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to the various classes of claims. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these claims. Equity interests will receive no recovery.


The United States Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Now that the Bankruptcy Court has approved the Disclosure Statement, the Company is authorized to begin and has begun soliciting votes of creditors on the Plan. Accordingly, this Form 8-K is not intended to be, nor should it in any way be construed as, a solicitation of votes on the Plan, which can only occur based on the official vote solicitation package that will contain a copy of the Plan and Disclosure Statement.


In addition, Agway refers you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company's most recent Form 10-K, Form 10-Q and its current reports filed on Form 8-K including, among others, the Form 8-K dated December 23, 2003, which contained unaudited consolidated financial statements for Agway and its subsidiaries as of and for the year ended June 30, 2003 and restated unaudited consolidated financial statements as of June 30, 2002 and each of the years in the two-year period then ended, and the Form 8-K dated March 2, 2004, which contained the amended Disclosure Statement filed with the Bankruptcy Court. . These documents contain and identify important factors that could cause the Company's actual results to differ materially from those contained in Agway's projections or forward looking statements.


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




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c) Exhibits.

The following exhibit is filed as part of this report.

No.
---

99.1     Letter to Retirement Plan Participant
99.2     Notice to Interested Parties




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AGWAY INC.
                                           (Registrant)



Date       March 26, 2004                  By       /s/ PETER J. O'NEILL
       ---------------------               -------------------------------------
                                                   Peter J. O'Neill
                                                 Senior Vice President
                                                   Finance & Control
                                            (Principal Financial Officer and
                                                Chief Accounting Officer)










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